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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 18, 1999